Exhibit 99.1

FOR IMMEDIATE RELEASE

FORWARD REPORTS PRELIMINARY FISCAL 2023 RESULTS

RECORD REVENUES FOR DESIGN DIVISION DRIVE PROFITABILITY FROM CONTINUING OPERATIONS

Hauppauge, NY – December 20, 2023 – Forward Industries, Inc. (NASDAQ:FORD), a global design, sourcing and distribution group, today announced preliminary financial results for the fiscal year ended September 30, 2023.

Preliminary Fiscal Year 2023 Financial Highlights

•	Revenues were $36.7 million, a decrease of 3.9% from $38.2 million for 2022 with IPS from the design division recording record revenues in 2023.

•	Gross margin declined to 22.8% compared to 23.0% for 2022.

•	Income from continuing operations was $0.2 million compared to $0.4 million in 2022 and net loss was $3.7 million compared to $1.4 million in 2022.

•	Basic and diluted earnings per share from continuing operations was $0.02 compared to $0.04 for 2022.

•	Cash balance of $3.2 million at September 30, 2023 compared to $2.6 million at September 30, 2022, an increase of 23%.

Terry Wise, Chief Executive Officer of Forward Industries, stated “Having discontinued retail operations, the company’s continuing operations were profitable in fiscal 2023, cash positive and on a path of substantive growth. I am particularly pleased to report that our subsidiary within our design division, IPS, achieved historically high revenues and profitability.

Having completed the turnaround of the business, during the next fiscal year we will seek to grow our organic businesses significantly. We will also pursue suitable acquisition/venture opportunities.

Thus, I am excited for the Company’s prospects over the next fiscal year as I am optimistic it will be profitable and one of noteworthy growth.”

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding our optimism for improved performance in fiscal year 2024, profitability and growth in our organic businesses, and pursuing acquisition/venture opportunities. Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include the inability to expand our customer base, loss of additional customers, competition, pricing pressures, supply chain issues, inability of our design division’s customers to pay for our services, loss of talented employees, unanticipated issues with our affiliated sourcing agent, and issues at Chinese factories that source our products. No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2022 for information regarding risk factors that could affect the Company’s results. Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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About Forward Industries

Forward is a global design, sourcing and distribution group serving top tier medical and technology customers worldwide. Through its acquisitions of Intelligent Product Solutions, Inc. and Kablooe Design, Inc., the Company has expanded its ability to design and develop solutions for its existing multinational client base and expand beyond the diabetic product line into a variety of industries with a full spectrum of hardware and software product design and engineering services.

For more information, contact:

Kathleen Weisberg, CFO, Forward Industries, Inc.

(631) 547-3055, kweisberg@forwardindustries.com

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,
	2023	2022
Assets

Current assets:
Cash	$3,180,468	$2,575,522
Accounts receivable, net	6,968,778	7,542,666
Inventories, net	334,384	650,853
Discontinued assets held for sale	508,077	3,150,177
Prepaid expenses and other current assets	378,512	417,605

Total current assets	11,370,219	14,336,823

Property and equipment, net	274,046	241,146
Intangible assets, net	893,143	1,105,901
Goodwill	1,758,682	1,758,682
Operating lease right-of-use assets, net	3,021,315	3,427,726
Other assets	68,737	68,737

Total assets	$17,386,142	$20,939,015

Liabilities and shareholders' equity

Current liabilities:
Accounts payable	$518,892	$268,160
Due to Forward China	8,246,015	7,713,880
Deferred income	297,407	438,878
Current portion of earnout consideration	–	25,000
Current portion of operating lease liability	416,042	377,940
Accrued expenses and other current liabilities	1,357,743	1,153,906
Total current liabilities	10,836,099	9,977,764

Other liabilities:
Note payable to Forward China	1,100,000	1,400,000
Operating lease liability, less current portion	2,833,782	3,249,824
Earnout consideration, less current portion	–	45,000
Total liabilities	14,769,881	14,672,588

Commitments and contingencies

Shareholders' equity:

Common stock, par value $0.01 per share; 40,000,000 shares authorized; 10,061,185 shares issued and outstanding at September 30, 2023 and 2022	100,612	100,612
Additional paid-in capital	20,202,202	20,115,711
Accumulated deficit	(17,686,553)	(13,949,896)

Total shareholders' equity	2,616,261	6,266,427

Total liabilities and shareholders' equity	$17,386,142	$20,939,015

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Fiscal Years Ended September 30,
	2023	2022

Revenues, net	$36,688,307	$38,206,958
Cost of sales	28,323,822	29,407,009
Gross profit	8,364,485	8,799,949

Sales and marketing expenses	1,663,791	1,477,936
General and administrative expenses	6,541,036	6,733,543

Operating income	159,658	588,470

Fair value adjustment of earnout consideration	(70,000)	–
Interest income	(23,188)	–
Interest expense	104,201	123,411
Other (income)/expense, net	(30,019)	12,612
Income from continuing operations before income taxes	178,664	452,447

Provision for income taxes	20,006	2,554
Income from continuing operations	158,658	449,893
Loss from discontinued operations, net of tax	(3,895,315)	(1,828,144)
Net loss	$(3,736,657)	$(1,378,251)

Basic earnings/(loss) per share :
Basic earnings per share from continuing operations	$0.02	$0.04
Basic loss per share from discontinued operations	(0.39)	(0.18)
Basic loss per share	$(0.37)	$(0.14)

Diluted earnings/(loss) per share:
Diluted earnings per share from continuing operations	$0.02	$0.04
Diluted loss per share from discontinued operations	(0.39)	(0.18)
Diluted loss per share	$(0.37)	$(0.14)

Weighted average common shares outstanding:
Basic	10,061,185	10,061,185
Diluted	10,061,185	10,200,792

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